$3,500,000                                                   Issued July 2, 1996

                              DEBENTURE AGREEMENT


                                 EUROGAS, INC.

                             CONVERTIBLE DEBENTURE
                            (Due December 31, 1999)


THE SECURITIES ISSUED PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE UNITED STATES IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE STATUTES.


           This original Debenture Agreement represents your right to payment, and it is important that you retain it in a safe place. This original Debenture Agreement must be delivered to the Company on payment or conversion.

     EuroGas, Inc. (the "Company"), hereby promises to pay to the holder of this debenture, Lux Immobilien, GMBH, or its assigns (the "Holder"), the principal sum of $3,500,000 [U.S.] on or before December 31, 1999, and interest as provided herein, subject to the terms and conditions set forth below.

     1. Payment of Principal and Interest. The Company shall pay to the Holder of this Debenture the principal sum stated hereon, on December 31, 1999, at the offices of the Company at 435 West Universal Circle, Sandy, Utah 84070, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debt, and shall pay semi-annually (June 30 and December 31 of each year) in lawful tender interest thereon commencing on the date of issuance and continuing thereafter, at a rate of 7.5% per annum until the principal is either paid or converted.

     2. Conversion by Holder. The Holder of this Debenture is entitled at any time prior to maturity, or in case this Debenture or some portion hereof shall have been called for prepayment prior to maturity, then until 30 days after the date of the notice of prepayment, to convert the Debenture (or any portion of the principal amount and interest hereof at the rate of $3.00 per share), into an aggregate of 1,166,667 fully paid and nonassessable shares of common stock, par value $0.001 per share, of the Company (the "Shares"). The conversion right shall be exercised by proper surrender of the original of the Debenture to the Company, accompanied by written notice that the Holder hereof elects to convert the Debenture.

     3. Conversion by Company. Any time after one year from the date of issuance, the Company may require the conversion of this Debenture on the terms set forth in paragraph 2 if the Company's common stock trades on NASDAQ (either national market, small cap or bulletin board) or a national exchange at a bid price equal to or in excess of $6.00 per share for a period of twenty-one (21) consecutive days.

     4. Adjustment of Conversion Rate and Price. The conversion price, number of Shares issuable upon conversion of the Debenture, and the trading price for conversion set forth in paragraph 3, shall be appropriately adjusted if the Company declares a stock dividend, split, reclassification, distribution, or similar event.

     5. Registration Rights. The Company hereby grants to the Holder the following registration rights:

          (a) Within thirty (30) days after receipt by the Company of a written request for registration by the Holder (or as soon thereafter as the Company has all audited and stub period financial statements of the Company necessary to file a registration statement), the Company will file with the SEC a registration statement (the "Registration Statement") on an appropriate form under the Securities Act with respect to the shares of the Company's Common Stock issuable upon the conversion of this debenture collectively, the "Registrable Securities"). The Company will use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof and to keep the Registration Statement, if necessary, continuously effective for a period ending one (1) year after the date of issuance of this debenture. The Company will further supplement or amend the Registration Statement as promptly as practicable from time to time (i) if required by the Securities Act or the rules and regulations promulgated thereunder,
     (ii) if required so that the Registration Statement does not contain an untrue statement of material fact or omit any statement required in order to make the statements therein not misleading or (ii) to update information with respect to the Holder of Registrable Securities or the plan of distribution. The debenture shall be deemed to be converted on the effective date of the Registration Statement.

          (b) If at any time prior to the date that is two (2) years after the issuance of the debenture, the Company intends to file a registration statement to register any of its securities under the Securities Act, the Company will give the Holder written notice of its intention to do so. The Holder will have 20 days subsequent to such notice to elect to have the Registrable Securities included in such registration statement. In the case of a proposed underwritten offering, if the managing underwriter or underwriters determine in writing that, because of the size of the offering intended to be made, the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities, then the securities to be included in such offering will be reduced to the amount recommended by such managing underwriter or underwriters (provided, however, that the proportion by which the amount of Registrable Securities intended to be offered by the Holder is reduced shall not exceed the proportion by which the amount of securities intended to be offered by the Company or any other person or entity is reduced). The provisions of this paragraph shall not apply to registration statements filed on forms S-8, S-4 or successor forms.

          (c) The Holder, if requested by the managing underwriter or underwriters for any underwritten, registered offering of the securities of the Company, agrees not to effect any public sale or distribution of the Registrable Securities, including sales pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, during the 15 days prior to, and during the 90-day period commencing on the effective date of such registration statement (except as part of such registration).

          (d) The Company will indemnify the Holder against all liabilities arising from any misstatements or omissions in any registration statement covering the Registrable Securities, other than liabilities arising from information provided by such Holder expressly for inclusion therein.

          (e) The Holder will cooperate with the Company by providing in writing such information as the Company shall reasonably request in order to comply with the provisions of the Securities Act applicable in connection with the disposition of the Registrable Securities, including information regarding the identity of such Holder and the intended method of disposition of the Registrable Securities.

          (f) All costs and expenses of the registration will be borne by the Company, including fees and expenses of counsel and accountants for the Company and all other costs and expenses of the Company incident to the preparation, printing, and filing under the Securities Act and furnishing copies thereof and of the prospectus included therein; provided, however, that the Company will not bear the costs and expenses of the Holder in connection with the sale of the securities subject to the registration statement that are underwriting commissions related to the Registrable Securities, brokerage fees, transfer taxes, or the fees and expenses of any counsel, accountant, or other representative retained by the Holder.

          (g) The Company need not file a Registration Statement or include the Holder's shares in any of the Company's registration statements if the holding period required for resale in reliance on Rule 144 will be met by the Holder within one hundred (120) days of requested registration or being entitled to registration pursuant to subparagraph (b).

          (h) The Company may include other shares of the Company in the Registration Statement.

     6. Prepayment. Any time after two years from the date of issuance, this Debenture is subject to prepayment, in whole or in part, at the election of the Company at any time, on not less than 30 days notice. During the 30 days following the date of any notice of prepayment, the Holder will have the right to convert the Debenture into shares of Common Stock on the terms and conditions provided in paragraph 2. On the date fixed for prepayment, the Debenture shall cease to bear interest with respect to the amount of principal actually paid. Upon the surrender of the original of this Debenture to the Company for prepayment, the amount of principal and interest then due shall be paid. Any Debenture which is prepaid only in part shall be presented to the Company for notation thereon of such partial prepayment.

     7. Acceleration of Maturity. In the event of default on the payment of the Debenture, the holder hereof shall have the right to accelerate the maturity date of the Debenture and pursue all of the holder's rights and remedies under law.

     8. Events of Default. "Event of Default," when used herein, means any one of the following events:

          (a) Default in the payment of any interest on any Debenture when it becomes due and payable, and continuance of such default of payment for a period of 30 days; or

          (b) Default in the payment of principal of any Debenture in this series when due, whether at maturity, upon prepayment, or otherwise; or

          (c) Default in the performance or breach of any covenant or warranty of the Company in any Debenture (other than a covenant or warranty, the breach or default in performance of which is elsewhere in this section specifically dealt with), and continuation of such default or breach for a period of 60 days after there has been given to the Company by registered or certified mail by the Holder; or

          (d) The entry of a decree or order by a court having jurisdiction in the premises adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company under the Federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (e) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or a filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act, or any other applicable federal or state law of similar tenor, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action

     9. Notices to Holder; Waiver. Where the Debentures provide for notice to Holder of any event, such notice shall be sufficiently given if in writing and sent by courier providing for delivery within 72 hours or mailed, return receipt requested and postage prepaid, to each Holder affected by such event, at his address as it appears in the Debenture register maintained by the Company, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Such notice shall be deemed given as of the date delivered to the courier or deposited in the mail. Neither the failure to deliver or mail such notice, nor any defect in any notice so delivered or mailed to any particular Holder shall affect the sufficiency of such notice with respect to the Holder of other Debentures issued in this series. Where the Debenture provides for notice to the Company, such notice shall be sufficiently given if in writing and mailed, return receipt requested and postage prepaid, to the Company at its address set forth above, not later than the latest date, and not earlier than the earliest date prescribed for the giving of such notice. Where the Debenture provides for notice in any matter, such notice may be waived in writing by the person entitled to receive such notice, whether before or after the event, and any such waiver shall be equivalent to such notice.

     10. Withholding. The Company shall be entitled to withhold from all payments of principal and interest on the Debenture any amounts required to be withheld under the applicable provisions of the United States Internal Revenue Code of 1986, as amended, applicable state tax laws, or any other applicable law at the time of such payments.

     11. Governing Law. The Debenture shall be governed by and construed and interpreted in accordance with the laws of the state of Utah.

     12. Miscellaneous. This Debenture is subject to the following additional terms and conditions:

          (a) If this Debenture is placed with an attorney for collection, or if suit is instituted for collection, or if any other remedy provided by law is pursued by the registered Holder hereof, because of any Event of Default, the undersigned agrees to pay reasonable attorney's fees, costs, and other expenses incurred by the registered Holder hereof in so doing.

          (b) Subject to the limitations on transfer imposed by United States federal and state securities laws, this Debenture may be transferred, subject to compliance with the provisions hereof.

                                   EUROGAS, INC.



                                   By  /s/ Paul Hinterthur
                                     Paul Hinterthur, President
ATTEST:


By  /s/ Hank Blankenstein
  Hank Blankenstein, Secretary/Treasurer